Exhibit 4.10

Execution Version

MSP RECOVERY, INC.

CLASS A COMMON STOCK WARRANT

THIS WARRANT (THE “WARRANT”) AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant Certificate No.: 3

Original Issue Date: March 1, 2024
Reissuance Date, if any:

FOR VALUE RECEIVED, MSP Recovery, Inc. d/b/a LifeWallet (formerly known as Lionheart Acquisition Corporation II), a Delaware corporation (the “Company”), hereby certifies that Virage Recovery Master LP, a Delaware limited partnership, or its registered assigns (the “Holder”) is entitled to purchase from the Company 11,955,994 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, at a purchase price per share of $0.0001 (the “Strike Price”), all subject to the terms, conditions and adjustments set forth below in this Warrant.

1.
Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Aggregate Strike Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then outstanding, multiplied by (b) the Strike Price.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Exhibit 4.10

“Capital Stock” means, collectively, the Common Stock and the Class V Common Stock, par value $0.0001 per share, of the Company.

“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Company” has the meaning set forth in the preamble.

“Dilutive Issuance” has the meaning set forth in Section 4(c)(iii). “Distribution” has the meaning set forth in Section 4(c)(iv).

“Excluded Issuances” means any issuance of (a) shares of any equity securities (including warrants or other convertible securities) pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock, ownership plan or similar benefit plan or similar program, or any compensatory arrangement or agreement approved by the Board of Directors or shareholders of the Company, (b) shares of any equity securities issuable upon exercise of any warrants or upon conversion, exercise or redemption of other securities outstanding as of the date of this Warrant which have been disclosed in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), (c) shares of Common Stock or securities convertible into Common Stock, as applicable, issued by the Company upon exercise of this Warrant or pursuant to any of the other Transaction Agreements, (d) any equity-linked securities to be issued pursuant to any obligations existing at the time of this Warrant, (e) securities issued pursuant to acquisitions or strategic transactions and the payment of contractor invoices in the ordinary course of business approved by a majority of the disinterested directors of the Company, and (f) securities issued upon the exercise or exchange of or conversion of any securities, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock in each case issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with share splits or combinations) or to extend the term of such securities.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3(a) shall have been satisfied at or prior to 5:00 p.m., New York City, NY time, on a Business Day.

“Exercise Period” has the meaning set forth in Section 2. “Holder” has the meaning set forth in the preamble.

“MTA” means that certain Master Transaction Agreement among the Company, Holder and certain other parties named therein, dated as of March 9, 2022, as amended by that certain Amendment, dated as of April 11, 2023, and that certain Amendment No. 2, dated as of November 13, 2023.

“Notice of Exercise” has the meaning set forth in Section 3(a).

Exhibit 4.10

“Original Issue Date” means the first date hereabove written.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Strike Price” has the meaning set forth in the preamble, subject to adjustments in accordance with the terms of this Warrant.

“Subsidiary” means a corporation association, company (including limited liability company), joint-stock company, business trust or other similar entity more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

“Transaction Agreement” means each of the MTA and this Warrant/other warrants. “Transaction” has the meaning set forth in Section 4(c)(ii).

“Transfer Agent” has the meaning set forth in Section 3(a).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For purposes of calculating VWAP over any multiple-day period, the number of shares of Common Stock shall be adjusted for any stock splits, stock combinations, reclassifications or similar transaction.

Exhibit 4.10

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2.
Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time after the Original Issue Date and prior to 5:00 p.m., New York City, NY time, on the second anniversary of the Original Issue Date or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein).

3.
Exercise of Warrant.

(a)
Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon: surrender of this Warrant to the Company at the address for notices in Section 10 below (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with duly completed and executed exercise notice in the form attached hereto as Exhibit A (the “Notice of Exercise”).

(b)
RESERVED.

(c)
Delivery of Warrant Shares Upon Exercise. In accordance with and subject to Section 3(a) and Section 4 hereof, the Company shall, as promptly as practicable, and in any event within three (3) Business Days after surrender of this Warrant, instruct the transfer agent (the “Transfer Agent”) for the Common Stock to record the issuance of the Warrant Shares purchased hereunder to the Holder in book-entry form pursuant to the Transfer Agent’s regular procedures. The Warrant Shares shall be registered in the name of the Holder or, subject to compliance with Section 5 below, such other Person’s name as shall be designated. This Warrant shall be deemed to have been exercised in whole or in part, and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the applicable Exercise Date.

(d)
Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

(e)
Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this

Exhibit 4.10

Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and

Exhibit 4.10

the par value per Warrant Share shall at all times be less than or equal to the applicable Strike Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Strike Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

(f)
Exercise Restriction. Notwithstanding anything herein to the contrary, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, and any such exercise shall be null and void and treated as if never made, to the extent, and only to the extent, that:

(i)
after giving effect to such exercise, the number of Warrant Shares then beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Common Stock or other Capital Stock that is convertible or exercisable into Common Stock, for purposes of Section 13(d) of the Exchange Act, would be aggregated with the Holder’s (including any shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.99% of the total number of Common Stock issued and outstanding; except that Holder may increase such threshold upon 61 days’ notice to the Company; provided, that if any Warrant Shares otherwise due to Holder pursuant to an exercise of this Warrant are not delivered as a result of the limitation in this Section 3(f)(i) (the “Excess Shares”) then the Company’s obligation to deliver such Excess Shares will not be extinguished, and the Company will deliver such Excess Shares as soon as reasonably practicable after the Holder provides written confirmation to the Company that such delivery will not contravene the limitation in this Section 3(f)(i); or

(ii)
such issuance, when aggregated with any other Capital Stock theretofore or simultaneously therewith issued (including all of the transactions as contemplated under the Transaction Agreements) to or otherwise beneficially owned by the Holder and its Affiliates and any other Persons or entities whose beneficial ownership of Capital Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the Holder is a member) would result in a “change of control” of the Company within the meaning of Nasdaq Listing Rule 5635(b) or otherwise require shareholder approval under Nasdaq Listing Rule 5635(d); except that such limitation under this clause (ii) shall not apply in the event that the Company obtains all necessary shareholder approvals for such exchange in accordance with the Nasdaq Listing Rules. The Company shall use its commercially reasonable efforts to obtain any such necessary shareholder approval as soon as commercially practicable.

For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission, and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act.

4.
Mandatory Cashless Exercise; Adjustments.
(a)
RESERVED.

Exhibit 4.10

(b)
Cashless Exercise. Upon the exercise of the Warrant in whole or in part, the Company will settle such exercise by paying or delivering, as applicable and as provided in this Section 4(b), shares of Common Stock, together, if applicable, with cash in lieu of fractional shares in the amounts set forth herein. The Warrant shall only be settled in shares of Common Stock, other than any cash payments in lieu of fractional shares, and shall not be settled in cash. The consideration due upon settlement of the exercise of each Warrant will consist of the following:

(i)
A number of shares of Common Stock equal to the greater of (x) zero and (y) the quotient obtained by dividing (VP-SP) * (WS) by (VP), where:

WS = the number of Warrant Shares being exercised, subject to any adjustments as set forth in this Section 4;

VP = the average of the VWAPs of each of the 5 days ending as of the market close on the trading day immediately preceding the applicable Exercise Date; and

SP = the Strike Price in effect immediately after the close of business on such Exercise Date.

(ii)
Additionally, if the calculation set forth in Section 4(b)(i) results in the issuance of fractional shares of Common Stock, in lieu of delivering any fractional share of Common Stock otherwise due upon exercise of any Warrant, the Company will round to the nearest non-fractional share.

(c)
Strike Price and Warrant Share Adjustments. Each of the Strike Price and the Warrant Shares will be adjusted from time to time as follows:

(i)
Adjustment Upon Stock Dividends, Certain Issuances, Subdivisions or Combinations of Common Stock. If the Company, at any time while this Warrant is outstanding:

(A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Strike Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of Warrant Shares shall be proportionately adjusted such that the Aggregate Strike Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re‑classification.

Exhibit 4.10

(ii)
Changes in Common Stock. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change under subsection 4(c)(i) hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved (any of the foregoing being herein called a “Transaction”), the holders of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that in connection with the closing of any such consolidation, merger, sale or conveyance, the successor or purchasing entity shall execute an amendment hereto providing for delivery of such Alternative Issuance; provided, further, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which the Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s amended and restated certificate of incorporation) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor rule)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act (or any successor rule)) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act (or any successor rule)) more than 50% of the outstanding shares of Capital Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of Capital Stock in the applicable event is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Holder properly exercises the Warrant within thirty (30) days

Exhibit 4.10

following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the Strike Price shall be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Strike Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each share of Common Stock shall be the volume weighted last reported average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Common Stock consists exclusively of cash, the amount of such cash per share of Common Stock, and (ii) in all other cases, the amount of cash per share of Common Stock, if any, plus the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in shares of Common Stock covered by subsection 4(c)(i), then such adjustment shall be made pursuant to subsection 4(c)(i) and this Section 4(c)(ii). The provisions of this subsection shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the Strike Price be reduced to less than the par value per share issuable upon exercise of the Warrant.

(iii)
Common Stock and Convertible Securities. If the Company, at any time while this Warrant is outstanding, sells or grants any shares of Common Stock, or any securities convertible into or exercisable for Common Stock (such issuances collectively, a “Dilutive Issuance”), at a price per share of Common Stock, or at the exercise price per share for securities convertible into Common Stock, that is at a more than a 10% discount to the Fair Market Value (as defined below), then simultaneously with the consummation of each Dilutive Issuance,

(A)
the Strike Price in effect immediately prior to such Dilutive Issuance will immediately be reduced to the price determined by multiplying the Strike Price in effect immediately prior to such Dilutive Issuance by a fraction, (x) the numerator of which shall be the sum of (1) the product obtained by multiplying the Common Stock Deemed Outstanding (as defined below) prior to such issuance or sale by the Fair Market Value of the Common Stock immediately prior to such Dilutive Issuance, plus (2) the aggregate consideration, if any, received by the Company for the total number of such additional shares of Common Stock or securities convertible into or exercisable for Common Stock, and (y) the denominator of which shall be the product obtained by multiplying (1) the number of shares of Common Stock outstanding immediately after such

Exhibit 4.10

Dilutive Issuance by (2) the Fair Market Value of the shares of Common Stock immediately prior to such Dilutive Issuance;

(B)
the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to a number equal to the quotient obtained by dividing: (i) the product of (A) the Strike Price in effect immediately prior to any such Dilutive Issuance multiplied by (B) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such Dilutive Issuance; by (ii) the Strike Price resulting from such adjustment (as set forth in Section 4(c)(iii)(A)); and

(C)
For purposes of this Section 4(c)(iii), “Common Stock Deemed Outstanding” shall mean the total number of shares of common stock outstanding as of such date, expressed on a fully-diluted basis and “Fair Market Value” shall mean the 10-day VWAP prior to the date of the Dilutive Issuance.

(iv)
Other Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than any such dividend or distribution that is subject to Section 4(c)(i) hereof (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Strike Price shall be adjusted by multiplying the Strike Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such Distribution by a fraction of which the denominator shall be the closing price on the record date mentioned above, and of which the numerator shall be such closing price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith, and the number of Warrant Shares shall be proportionately adjusted such that the Aggregate Strike Price of this Warrant shall remain unchanged. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(v)
Repurchases. Unless otherwise adjusted pursuant to Section 4(c)(i) through (x) hereof, if, at any time while this Warrant is outstanding, the Company effects any Repurchases, then, following the completion of the Repurchase, the Strike Price shall be reduced to the price determined by multiplying the Strike Price in effect immediately prior to the date of the Repurchase by a fraction of which the numerator shall be (a) the product of (1) the number of shares of Common Stock outstanding immediately prior to the date of the Repurchase and (2) the closing price of the Common Stock on the trading day immediately preceding the Company’s first public disclosure of its intent to effect such Repurchases, minus (b) the Assumed Payment Amount (as defined below), and of which the denominator shall be the product of (X) the number of shares

Exhibit 4.10

of Common Stock outstanding immediately prior to the date of the Repurchase minus the number of shares of Common Stock so repurchased and (Y) the closing price of the Common Stock on the trading day immediately preceding the Company’s first public disclosure of its intent to effect such Repurchases. In such event, the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying such number of Warrant Shares by the quotient of (A) the Strike Price in effect immediately prior to the date of the Repurchases divided by (B) the new Strike Price determined in accordance with the immediately preceding sentence. For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the closing price as of the date of such Repurchases, of the aggregate consideration paid to effect such Repurchases and “Repurchases” means any transaction or series of related transactions to purchase Common Stock of the Company for a purchase price greater than the closing price on the trading day immediately prior to such transactions pursuant to any tender offer or exchange offer.

(vi)
Exceptions to Adjustment Upon Issuance of Common Stock. Notwithstanding anything herein to the contrary herein, there shall be no adjustment to the number of Warrant Shares issuable upon exercise of this Warrant or the Strike Price with respect to any Excluded Issuance.

(d)
Notices. Whenever the Strike Price or the Warrant Shares are adjusted pursuant to any provision of this Section 4, the Company shall mail to the Holder a notice setting forth the adjusted Strike Price or the Warrant Shares and a brief statement of the facts requiring such adjustment. In the event the Company shall consummate any Transaction then, unless the Company has made a filing with the Securities and Exchange Commission, including pursuant to a Current Report on Form 8-K, which filing discloses such Transaction, the Company shall give to each Holder of a warrant certificate a written notice of such Transaction.

5.
Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at the address for notices in Section 10 below (email being sufficient) with a properly completed and duly executed assignment in the form set forth on Exhibit B and any other documentation as may be reasonably requested from the Company. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

6.
Holder Not Deemed a Stockholder; Limitations on Liability. Other than as set forth herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or be deemed the holder of shares of capital stock of the Company for any purpose (other than for tax purposes), nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise) or receive notice of meetings. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of

Exhibit 4.10

this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.
Replacement on Loss; Division and Combination.

(a)
Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)
Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys, along with any other documentation that the Company may reasonably request. Subject to compliance with the applicable provisions of this Warrant as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

8.
Compliance with the Act.

(a)
Restrictive Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 8 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS

Exhibit 4.10

EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)
Removal of Restrictive Legend. The Company agrees, upon request of the Holder or permitted assignee, to take all steps reasonably necessary to promptly effect the removal of any restrictive legend from the certificates representing Warrant Shares or the book- entry account of such Warrant Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as the Holder, its permitted assigns or its broker provides to the Company a certification as to the length of time the such Warrant Shares have been held and a certification that the Holder is not an affiliate of the Company. The Company shall cooperate with the Holder to effect the removal of the legend at any time such legend is no longer appropriate.

9.
Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

10.
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10).

If to the Company: MSP Recovery, Inc.

2701 S. Le Jeune Rd, 10th Floor Coral Gables, FL 33134

Attention: Alexandra Plasencia

E-mail: aplasencia@msprecovery.com

If to the Holder: To such Holder at the address of such Holder as listed in the stock record books of the Company.

11.
Cumulative Remedies. Except to the extent expressly provided to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

Exhibit 4.10

12.
Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

Exhibit 4.10

13.
Entire Agreement. This Warrant, together with the Transaction Agreements, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant and any of the Transaction Agreements, the statements in the body of this Warrant shall control.

14.
Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

15.
No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

16.
Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

17.
Amendment and Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.
Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.
19.
Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Exhibit 4.10

20.
Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the Chancery Court of the State of Delaware in each case located in the city of Wilmington, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.
Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

22.
Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

23.
No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

Exhibit 4.10

IN WITNESS WHEREOF, the Company has duly executed this Warrant as of the Original Issue Date.

MSP RECOVERY, INC.
By:
Name:	John Ruiz
Title:	Chief Executive Officer

Exhibit 4.10

ACKNOWLEDGED AND AGREED:
VIRAGE RECOVERY MASTER LP By: Virage Recovery LLC, its general partner
By:	___________________________
Name:	Edward Ondarza
Title:	Manager

Exhibit 4.10

EXHIBIT A NOTICE OF EXERCISE

To: MSP RECOVERY, INC.

Reference is made to that certain Class A Common Stock Warrant (the “Warrant”) issued by MSP Recovery, Inc. (the “Company”) on March 1, 2024. Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Warrant.

(1)
The undersigned Holder of the Warrant hereby elects to exercise the Warrant for number of Warrant Shares, subject to tender of Warrant Shares pursuant to the cashless exercise provisions of Section 4 of the Warrant.

The undersigned Holder hereby instructs the Company to issue the applicable net number of shares of Common Stock issuable upon exercise of the Warrant pursuant to the cashless exercise provisions of Section 4 of the Warrant, in the name of the undersigned Holder. The Holder’s calculation of such net number shall be provided to the Company upon request.

(2)
The undersigned Holder hereby represents and warrants to the Company that, as of the date hereof:

(a)
Experience; Accredited Investor Status. The Holder (i) is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, is capable of evaluating the merits and risks of its investment in the Company, (ii) has the capacity to protect its own interests, and (iii) has the financial ability to bear the economic risk of its investment in the Company.

(b)
Company Information. The Holder has been provided access to all information, including through the Company’s publicly available documents and filing, regarding the business and financial condition of the Company, its expected plans for future business activities, material contracts, intellectual property, and the merits and risks of its purchase of the Warrant Shares, which it has requested or otherwise needs to evaluate an investment in the Warrant Shares. It has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. It has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment and all such questions have been answered to its satisfaction.

(c)
Investment. The Holder has not been formed solely for the purpose of making this investment and is acquiring the Warrant Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. It understands that the Warrant Shares have not been registered under the Securities Act or applicable state and other securities laws and are being issued by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein.

1

Exhibit 4.10

(d)
Transfer Restrictions. The Holder acknowledges and understands that
(i)
this Warrant, and the Warrant Shares, are “restricted securities” and may only be transferred pursuant to an exemption, or exclusion, from registration requirements under U.S. federal securities laws, (ii) it may have to bear the economic risk of this investment for an indefinite period of time unless the Warrant Shares are subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available, and (iii) the legend described in Section 8 of the Warrant may only be removed once the Warrant Shares are no longer “restricted securities”.

Name of Registered Owner: _______________________________________________________

Signature of Authorized Signatory of Registered Owner: ________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Date: ______________________________________

Exhibit 4.10

EXHIBIT B ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Dated: _________________________________
Holder’s Signature: ________________________
Holder’s Address: